T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

ARTICLES OF INCORPORATION

FIRST:  THE UNDERSIGNED, David Oestreicher, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

 SECOND: (a) The name of the corporation (which is hereinafter called the “Corporation”) is:

T. Rowe Price Exchange-Traded Funds, Inc.

(b) The Corporation acknowledges that it is adopting its corporate name through permission of T. Rowe Price Associates, Inc., a Maryland corporation (hereinafter referred to as “Price Associates”), and acknowledges that Price Associates has the sole and exclusive right to use or license the use of the name “T. Rowe Price” in commerce. The Corporation agrees that if at any time and for any cause, the investment adviser or distributor of the Corporation ceases to be Price Associates or an affiliate of Price Associates, the Corporation shall at the written request of Price Associates take all requisite action to amend the Charter of the Corporation to eliminate the name “T. Rowe Price” from the Corporation’s corporate name and from the designations of its shares of capital stock. The Corporation further acknowledges that Price Associates reserves the right to grant the non-exclusive right to use the name “T. Rowe Price” to any other corporation, including other investment companies, whether now in existence or hereafter created.

THIRD:  (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

  (1) To engage in the business of investing, reinvesting, or trading in securities as an investment company classified under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the

“Investment Company Act”), as an open-end, management investment company, and in connection therewith to hold part or all of its assets in cash.

  (2) To engage in other lawful business or activity, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation or as otherwise permitted to be engaged in by an open-end, management investment company under the Investment Company Act.

 (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

FOURTH: The present address of the principal office of the Corporation in this State is 100 East Pratt Street, Baltimore, Maryland 21202.

FIFTH: The name and address of the resident agent of the Corporation in this State are David Oestreicher, 100 East Pratt Street, Baltimore, Maryland 21202. Said resident agent is a citizen of the State of Maryland who resides there.

SIXTH: (a) The total number of shares of stock of all classes and series which the Corporation initially has authority to issue is Four Billion (4,000,000,000) shares of capital stock (par value $0.0001 per share), amounting in aggregate par value to Four Hundred Thousand ($400,000). All of such shares are initially classified and designated as “Common Stock.” The Board of Directors may classify and reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the class or series designations or setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of capital stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter of the Corporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

 (b) The shares of Common Stock of the Corporation may be divided and classified into separate series. The shares of Common Stock of the Corporation, or of any series of Common Stock of the Corporation to the extent such Common Stock is divided into series, may be further subdivided into classes. Unless otherwise provided herein or in Articles Supplementary establishing such classes, all such shares, or all shares of a series of Common Stock in a series, shall have identical voting, dividend, and liquidation rights. Shares of the classes may also be subject to such front-end sales loads, contingent deferred sales charges, expenses (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated), conversion rights, and class voting rights as shall be consistent with Maryland law, the Investment Company Act and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and shall be contained herein or in Articles Supplementary establishing such classes.

 (c) All of the authorized shares of Common Stock are initially classified as series of Common Stock designated as the “T. Rowe Price Blue Chip Growth ETF,” “T. Rowe Price Dividend Growth ETF,” “T. Rowe Price Equity Income ETF,” and “T. Rowe Price Growth Stock ETF.” Any series of Common Stock shall be referred to herein individually and collectively, together with any further series from time to time established, as “Series.” References to “Series” may, for convenience also include any classes of a series of Common Stock notwithstanding that, if powers, rights, preferences or limitations of a class differ from those of the other shares of the Series, such class shall be referred to herein individually as “Class” and collectively, together with any further classes from time to time established, as “Classes.”

 (d) Each such Series and/or Class shall consist, until further changed, of the lesser of (x) Four Billion (4,000,000,000) shares or (y) the number of shares that could be issued by issuing all of the shares of any Series and/or Class currently or hereafter classified less the total number of shares then issued and outstanding in all of such Series and/or Classes.

 (e) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Common Stock classified as the T. Rowe Price Blue Chip Growth ETF, T. Rowe Price Dividend Growth ETF, T. Rowe Price Equity Income ETF, and T. Rowe Price Growth Stock ETF, and any additional Series or Classes of Common Stock (unless provided otherwise by the Board of Directors in classifying or reclassifying the shares of any such additional Series):

  (1) Assets Belonging to Series. Except to the extent otherwise required under the Investment Company Act, all consideration received by the Corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds, together with any items allocated as provided in the following sentence, are hereinafter referred to collectively as the “assets belonging to” that Series. In the event that there are any assets, income, earnings, profits, or proceeds which are not readily identifiable as belonging to any particular Series, such items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Series from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable and subject to the applicable provisions of the Investment Company Act; and any general items so allocated to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

  (2) Liabilities of Series. Except to the extent otherwise required under the Investment Company Act, the assets belonging to each Series shall be charged with the liabilities of the Corporation in respect of that Series and all expenses, costs, charges, and reserves attributable to that Series. Any liabilities, expenses, costs, charges, or reserves of the Corporation which are attributable to more than one Series, or are not readily identifiable as pertaining to any particular Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and subject to the applicable provisions of the Investment Company Act. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to collectively as the “liabilities of” that Series. Each allocation of liabilities, expenses, costs, charges, and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

  (3) Dividends and Distributions.

   (A) Dividends and capital gains distributions on shares of a particular Series may be paid with such frequency, in such form, and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that Series. All dividends on shares of a particular Series shall be paid only out of the income belonging to that Series and all capital gains distributions on shares of a particular Series shall be paid only out of the capital gains belonging to that Series. All dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that, in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder’s purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

   (B) Dividends and distributions on shares of any Series, whether payable in cash, property, or additional shares of the same or another Series, or a combination thereof, shall be paid only out of earnings, surplus, or other assets belonging to such Series and may vary among the Classes of a Series, all as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

  (4) Voting. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each whole share standing in his or her name on the books of the Corporation, irrespective of the Series thereof, and the exclusive voting power for all purposes shall be vested in the holders of Common Stock.

All shares of all Series shall vote as a single class (“Single Class Voting”) as to any matters in which such share of stock is entitled to vote and each fractional share of stock shall be entitled to a proportionate fractional vote; provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting in addition to any other vote that may be required by law; (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to more than one Series and the interests of those Series are the same, then, subject to clause (iv) below, the shares of all such Series shall vote as a single class in addition to any other vote that may be required by law, (iii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Series, then, subject to clause (iv) below, the shares of all other Series shall vote as a single class in addition to any other vote that may be required by law; and (iv) as to any matter which does not affect the interest of a particular Series, including liquidation of another Series as described in paragraph (7) below, only the holders of shares of the one or more affected Series shall be entitled to vote in addition to any other vote that may be required by law.

  (5) Redemption. The shares of any Series shall be subject to redemption as follows:

   (A) All shares of Common Stock now or hereafter authorized shall be subject to redemption and redeemable at the option of the holder thereof in accordance with and pursuant to procedures or methods prescribed or approved by the Board of Directors or a person so delegated thereof (“delegated person”) and, in the case of any Series or Class now or hereafter authorized, shall be redeemable only in aggregations of such number of shares and on such days as may be determined by, or determined pursuant to procedures or methods prescribed by or approved by, the Board of Directors from time to time with respect to such Series or Class. The number of shares comprising an aggregation for purposes of redemption or repurchase, as dete1mined from time to time with respect to any Series or Class, shall be referred to herein as a “Creation Unit” and collectively, as “Creation Units”.

The Board of Directors shall have the unrestricted power to alter the number of shares constituting a Creation Unit for any Series or Class by resolutions adopted by the Board of Directors at any time, including prior to the time the Corporation commences operations. Each holder of a Creation Unit of a Series, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer if certificates have been issued to such holder, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued, shall be entitled to require the Corporation to redeem all or any number of such holder's shares of Common Stock standing in the name of such holder on the books of the Corporation, but in the case of shares of any Series as to which the Board of Directors has determined that such shares shall be redeemed only in Creation Units, only in such Creation Units of shares of such Series as the Board of Directors or a delegated person may determine from time to time in accordance with this Section 5, at a redemption price per share equal to an amount determined under the Corporation’s policies and procedures in accordance with any applicable laws and regulations; provided that (i) such amount shall not exceed the net asset value per share determined in accordance with this Article, and (ii) if so authorized by the Board of Directors or the Corporation’s policies and procedures, the Corporation may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rate or rates as the Board of Directors or a delegated person may establish, as and to the extent pe1mitted under the Investment Company Act. Such rates may vary depending on the type of redemption or repurchase in question (e.g., a redemption or repurchase for cash as opposed to a redemption or repurchase for portfolio securities). The redemption price for shares may be payable in cash, securities, property or a combination thereof, as determined by or at the direction of the Board of Directors or a delegated person from time to time, whether the shares are redeemed in a Creation Unit or not.

Notwithstanding any other provision of the Charter, the Board of Directors of the Corporation or such delegated person at the direction of the Board pursuant to the Corporation’s policies and procedures may suspend the right of the holders of Creation Units of shares of any Series to require the Corporation to redeem such shares (or may suspend any voluntary repurchase of such shares pursuant to the provisions of the Charter) or postpone the date of payment of satisfaction upon redemption of such shares during any Financial Emergency.

For the purpose of the Charter, a “Financial Emergency” is defined as the whole or part of any period (i) during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by such Series is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of such Series, or (iv) during any other period when the Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order pem1it suspension of the right of redemption or postponement of the date of payment on redemption.

   (B) The proceeds of the redemption of a share (including a fractional share) of any Class of stock of the Corporation shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share.

   (C) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

   (D) The Board of Directors may cause the Corporation to redeem at net asset value all or any proportion of the outstanding shares of any Series or Class from a holder (1) upon such conditions with respect to the maintenance of stockholder accounts of a minimum amount as may from time to time be established by the Board of Directors in its sole discretion or (2) upon such conditions established by the Board of Directors in its sole discretion, for any other purpose, including, without limitation, a reorganization or liquidation of one or more Series or Classes. Payment for shares of Common Stock redeemed at the option of the Corporation may be made wholly or partly in cash or portfolio securities of the Corporation and, in the case of a reorganization, shares of another series or class of Common Stock of the Corporation or equity interests in another legal entity.

   (E) Shares of stock of any Series and Class of the Corporation which have been redeemed or otherwise acquired by the Corporation shall constitute authorized but unissued shares of stock of such Series and Class.

  (6) Liquidation. In the event of the liquidation of a particular Series, the stockholders of the Series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities of that Series. The holders of shares of any particular Series shall not be entitled thereby to any distribution upon liquidation of any other Series. The assets so distributable to the stockholders of any particular Series shall be distributed among such stockholders in proportion to the number of shares of that Series held by them and recorded on the books of the Corporation. The liquidation of any particular Series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, and, if required by the Investment Company Act, subject to the approval of a majority of the outstanding voting securities of that Series, as defined in the Investment Company Act, and without the vote of the holders of shares of any other Series. The liquidation of a particular Series may be accomplished, in whole or in part, by the transfer of assets of such Series to another Series or to a series of another corporation, trust or other entity registered as an open-end management investment company under the Investment Company Act, by the exchange of shares of such Series for the shares of another Series or shares of a series of another corporation, trust or other entity registered as an open-end management investment company under the Investment Company Act, or by any other means permitted under applicable law.

  (7) Net Asset Value. The net asset value per share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation, or in a duly adopted resolution of the Board of Directors, such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each Series or Class, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

  (8) Conversion or Exchange Rights. Subject to compliance with the Investment Company Act, the Board of Directors shall have authority to provide that holders of shares of any Series or Classes shall have the right to convert or exchange their shares for shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established by the Board of Directors.

  (9) Equality. All shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities of that Series), and each share of any particular Series shall be equal to each other share of that Series, except to the extent provided otherwise by the Charter of the Corporation or the Investment Company Act. The Board of Directors may from time to time divide or combine the shares of any particular Series into a greater or lesser number of shares of that Series without thereby changing the proportionate interest in the assets belonging to that Series or in any way affecting the rights of holders of shares of any other Series.

  (10) Conditions on Classes. Expenses uniquely related to the T. Rowe Price Blue Chip Growth ETF, T. Rowe Price Dividend Growth ETF, T. Rowe Price Equity Income ETF, and T. Rowe Price Growth Stock ETF and any further Classes hereafter established (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated or as otherwise determined in accordance with the Investment Company Act) shall be borne by the particular Class, and shall be appropriately reflected (in the manner prescribed by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class, all as the Board of Directors may determine by resolution from time to time, and shall be described in the prospectus or statement of additional information for such Class as and to the extent required by the Investment Company Act. As to any matter with respect to which a separate vote of any Class is required by the Investment Company Act, such requirement as to a separate vote by that Class shall apply in addition to any voting requirements established by the Maryland General Corporation Law. As to any matter which does not affect the interest of the all Classes of a Series, only the holders of shares of the affected Classes (or the holders of the particular Class or Classes) shall be entitled to vote.

 (f) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any Class or Series of stock of the Corporation shall be deemed to rank:

  (1) prior to another Class or Series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other Class or Series;

  (2) on a parity with another Class or Series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such Class or Series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other Class or Series; and

  (3) junior to another Class or Series either as to dividends or upon liquidation, if the rights of the holders of such Class or Series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

 (g) The Corporation may (but is not obligated to) issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words “share” or “shares” are used in the Charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

 (h) The Corporation shall not be obligated to issue certificates representing shares of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law and the Maryland Uniform Commercial Code - Investment Securities.

 (i) All of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of capital stock set forth in these Articles or in any Articles Supplementary establishing a Class or Series of Common Stock shall be subject to, and construed in accordance with, the requirements of the Investment Company Act. The determination by the Board of Directors, with the advice of counsel, that any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of capital stock set forth in these Articles or in any Articles Supplementary establishing a Series or Class of Common Stock is in conflict with the Investment Company Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations shall be final and conclusive and shall be binding upon the Corporation and the stockholders. If and to the extent that the Board of Directors makes a determination pursuant to the foregoing sentence, then (a) the provisions of such applicable law or regulations shall control, and (b) such conflicting provisions of these Articles or any such Articles of Amendments or Articles Supplementary shall be deemed severable from the other provisions contained in these Articles or such Articles Supplementary.

SEVENTH:  (a) The number of directors of the Corporation shall initially be one (1), which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the Maryland General Corporation Law. The name of the director who will serve until the first annual meeting and until his successors are elected and qualified is David Oestreicher.

 (b) A director of the Corporation who with respect to the Corporation is not an interested person, as defined by the Investment Company Act, shall be deemed to be independent and disinterested when making any determination or taking any action as a director of the Corporation.

EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

 (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any Series (or Class thereof), whether now or hereafter authorized, or securities convertible into shares of its stock of any Series (or Class thereof), whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors (or without consideration in the case of a stock split or stock dividend) and without any action by the stockholders.

 (2) Except as may otherwise be provided by contract or the Investment Company Act, no holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any Class, Series, or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series, or types of stock or other securities at the time outstanding.

 (3) The Board of Directors of the Corporation shall, consistent with applicable law (including, without limitation, the Investment Company Act), have the power in its sole discretion (A) to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, net assets in excess of capital, net asset value, or net asset value per share; (B) to determine that retained earnings or surplus shall remain in the hands of the Corporation; (C) to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; (D) to distribute and pay distributions or dividends in stock, cash, or other securities or property out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; (E) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts, and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or the By-Laws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account, or document of the Corporation unless authorized to do so by resolution of the Board of Directors; (F) to determine any matter relating to the sale, purchase, and/or other acquisition or disposition of securities or other assets of the Corporation; and (G) to determine any other matter relating to the business and affairs of the Corporation.

 (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all Classes and Series of capital stock of the Corporation or of the total number of shares of any Class or Series of capital stock of the Corporation entitled to vote as a separate Class, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all Classes and Series outstanding and entitled to vote thereon, or of the Class or Series entitled to vote thereon as a separate Class, as the case may be, except as otherwise provided in the Charter of the Corporation.

 (5) The Corporation shall indemnify (A) its present and former directors and officers, whether serving or having served the Corporation or at its request any other entity, to the fullest extent required or permitted by Maryland law in effect from time to time (as limited by the Investment Company Act), including the advance of expenses under the procedures and to the fullest extent permitted by law, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the By-Laws of the Corporation and as shall be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such by-laws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

 (6) To the fullest extent permitted by Maryland law in effect from time to time (as limited by the Investment Company Act), no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

 (7) The Corporation reserves the right from time to time to make any amendments to the Charter of the Corporation which may now or hereafter be authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter of the Corporation, of any shares of its outstanding stock by classification, reclassification, or otherwise.

 (8) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the Maryland General Corporation Law and the By-Laws of the Corporation.

 (9) Except to the extent otherwise prohibited by applicable law, the Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm, or corporation or any subsidiary or other affiliate of any such person, firm, or corporation, and may authorize such person, firm, or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm, or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders, or employees of such person, firm, or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract, transaction, or business; and except to the extent otherwise provided by applicable law, no such contract, transaction, or business shall be invalidated or voidable, or in any way affected thereby, nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein, provided that such relationship to such person, firm, or corporation or such subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation’s entering into such contract or engaging in such transaction or business, and in the case of directors of the Corporation, that Section 2-419 of the Maryland General Corporation Law has been satisfied.

 (10) Each provision of the Charter of the Corporation shall be severable from the other provisions contained in the Charter of the Corporation. If any provisions of the Charter of the Corporation shall be held invalid or unenforceable in any manner by any court of competent jurisdiction, such invalidity or unenforceability shall pertain only to such provision in the Charter of the Corporation and shall not in any manner affect any other provision of the Charter of the Corporation.

 (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under Maryland law in effect from time to time.

NINTH: The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on July 29, 2019.

WITNESS:
/s/Darrell N. Braman	/s/David Oestreicher
_____________________________ Darrell N. Braman	By:___________________________ David Oestreicher

Consent of Resident Agent

THE UNDERSIGNED, hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.

/s/David Oestreicher _________________________________ Signature Printed Name: David Oestreicher